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                          Wineshares International Inc.
                             #517 - 518 Moberly Road
                             Vancouver B.C.  V63 4G3


                                   December 17th 2002


This document will serve as a clarification of the "Vineyard Purchase Agreement" dated as of the 26th day of April 2001 between RMA Enterprises Ltd. (hereinafter called the "Vender") and Wineshares International Inc. (hereinafter called the "purchaser") of the property described as "Eagle Bluff Vineyards".

The parties to the agreement acknowledge that an ambiguity has arisen in the interpretation of the aforementioned agreement with respect to paragraph 2.1(b) and 6.2(a) as to the payments to be made in RMA Enterprises Ltd. prior to the closing of the sale of the property as described in the agreement.

Both parties agree that all of the proceeds of the grape sales received by RMA Enterprises Ltd. prior to the closing of this agreement are to be applied to the existing mortgages on the property at the direction of "RMA". These amounts will form a consideration in determining the final closing costs as per paragraph 2.1(c) of the "Vineyard Purchase Agreement".

DATED  at  Vancouver,  British  Columbia  this  17th  day  of  December,  2002.


Wineshares International Inc.               RMA Enterprises Ltd.
A Nevada Corporation by its                 A British Columbia Corporation
Authorized signatory:                       by its Authorized signatory:

/s/ Buko von Krosigk                        /s/ Robert Mingay
_________________________________           _________________________________
Signature of authorized signatory           Signature of authorized signatory